Exhibit 10.1

AMENDMENT NO. 2 TO

INVESTOR AGREEMENT

THIS AMENDMENT, is made and entered into this 5th of April, 2005 by and between SoftBrands, Inc., a Delaware corporation (“SoftBrands”) and Info-Quest SA, a corporation organized under the laws of Greece (“Info-Quest”).

WHEREAS, Info-Quest and SoftBrands are parties to that certain Investor Agreement dated as of May 15, 2002, as amended by Amendment No. 1 thereto dated November 26, 2002(the “Agreement”);

WHEREAS, SoftBrands has commenced public reporting, Info-Quest does not require board observation rights, and Info-Quest has consented to elimination of such rights in connection with settlement of a dispute with certain trustees for a predecessor of SoftBrands.

WHEREAS, the parties agree that nothing within this Amendment or the Agreement as modified shall be construed to affect any rights Info-Quest possesses as a shareholder of SoftBrands.

NOW, THEREFORE, in consideration of the foregoing, and for other good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Amendment.  The Agreement is hereby amended to delete Article II thereof in its entirety.

2.  Resignation.  Info-Quest shall cause its representative on the Board of Directors of SoftBrands to resign as soon as practicable and convenient to such Director.

3.  Continuation.  The remaining provisions of the Agreement shall continue in effect without alteration.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SoftBrands, Inc.

By	/s/ George H. Ellis
George H. Ellis, Chief Executive Officer

Info-Quest SA

By	/s/ T Fessas
Name	T Fessas
Title	CEO

And	/s/ M Bitsakos
Name	M Bitsakos
Title	CFO